Exhibit 99.1

Kadmon Chairman Bart M. Schwartz to Step Down from Board

NEW YORK, December 27, 2018  – Kadmon Holdings, Inc. (NYSE: KDMN) today announced that Bart M. Schwartz, Esq. is stepping down as director and Chairman of the Board of Directors (the “Board”) due to increasing responsibilities at his charitable commitments, including at the All Stars Project, a national youth non-profit organization where he serves as director and was recently elected chairman of its New York board, and the Police Athletic League, New York City’s largest independent youth non-profit organization, where he serves as director.

Kadmon’s Board will identify a new chairman as part of its ongoing process to refresh the composition of the Board. A nationally recognized executive search firm is assisting in this search process.

“Leaving the Kadmon Board will free up the additional time I need for my increased charitable commitments,” said Mr. Schwartz. “With the implementation of our process to identify new directors to join Kadmon’s Board well underway, year-end 2018 is an appropriate time for me to resign. Kadmon is a vibrant company with much potential and I wish the team continued success.”

“On behalf of the Board, I want to thank Bart for his service to Kadmon and wish him well in his charitable work,” said Harlan W. Waksal, M.D., President and Chief Executive Officer at Kadmon. “At this juncture, Kadmon is in a strong position, with our registration trial in chronic graft-versus-host disease well underway,” continued Dr. Waksal.  “The Board and I remain committed to executing our mission to develop new treatments for patients with unmet medical needs.”

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on November 9, 2018. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com